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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Tellabs, Inc. of our report dated November 26, 1997, except for Note 1- Principles of Consolidation, as to which the date is February 19, 1998 appearing in CIENA Corporation's Current Report on Form 8-K filed on June 23, 1998. We also consent to the reference to us under the heading "Experts."




PricewaterhouseCoopers LLP
Falls Church, Virginia
July 20, 1998